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                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT
                              --------------------

                  THIS EMPLOYMENT AGREEMENT is made and effective as of the dates written below by and between COLLABORATIVE CLINICAL RESEARCH, INC. ("Company") and MARC SHLAES (the "Employee").

                                   WITNESSETH:
                                   -----------

                  WHEREAS, the Employee wishes to become employed by the Company; and

                  WHEREAS, the Company desires to employ Employee consistent with the terms of this Agreement; and

                  WHEREAS, the Employee and the Company desire to enter into an agreement expressly indicating the terms and conditions of their relationship;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Employee agree as follows:

                  1. DUTIES. The Company employs Employee in the position of Director, Technology Services of DataTRAK, Inc. ("DataTRAK"). Employee shall perform his duties under the direction of the President of DataTRAK. During the course of his employment, Employee shall at all times, faithfully, industriously and to the best of his abilities, perform all duties that reasonably may be required of him by virtue of his position and shall use all diligence to make and keep the Company's trade and/or business. Employee shall devote his full business time and efforts to the affairs of the Company.

                  2. SALARY. The Company will pay Employee a base salary of One Hundred Thousand Dollars ($100,000.00) per year in accordance with the Company's payroll practices, or in such other periodic method to which both parties agree, minus appropriate withholdings and deductions. The Company will review Employee's compensation hereunder on an annual basis, and may adjust the above-indicated level, in its sole discretion, based on Employee's performance of his duties hereunder and/or the performance of DataTRAK. Both parties agree that the above reference to an "annual base salary" or to other benefits of employment, including but not limited to bonuses, does not in any way guarantee and/or add to the express length of employment of Employee, other than as set forth herein.

                  3. STOCK OPTION PLAN. Employee shall receive a stock option plan to receive 12,000 shares of Collaborative Clinical Research, Inc. Common Stock ("the Common Stock") at a per share exercise price equal to the closing price of the Common Stock on the date of Employee's execution of this Agreement. Employee shall have 3,000 shares of the Common Stock vest on each of the first, second, third, and fourth anniversary dates of this Agreement. A separate Stock Option Agreement shall be executed on or near the execution of this Agreement.



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                  4. BENEFITS. During the course of employment, Employee shall be entitled to participate in any employment benefit plans which are maintained or established by the Company for its similarly-situated employees, including enrollment in medical, dental, and life insurance policies or plans, as well as a 401K plan, and all paid holidays afforded to other similarly-situated employees.

                  5. VACATIONS. During the course of employment, Employee shall be entitled to paid vacation time equal to fifteen (15) days, to be taken at a time or times acceptable to the Company and otherwise consistent with the terms and conditions of this Agreement and the Company's vacation pay policy.

                  6. RELOCATION EXPENSES. The Company will reimburse Employee for all reasonable relocation expenses, including the expense of moving Employee's possessions from Moline, Illinois to the Cleveland, Ohio area, a real estate professional's commission or fee on the sale of Employee's residence, but not to exceed six percent (6%), and reasonable expenses incurred in travel to the Cleveland, Ohio area for the purpose of locating housing. The Company further agrees to provide Employee, at Company expense, with a one-bedroom furnished apartment for his use during the period between his commencement of employment and the relocation of Employee's family to the Cleveland, Ohio area.

                  7. TERM AND TERMINATION OF AGREEMENT. The Term of this Agreement shall commence on the date written below and shall continue for a period of three (3) years, unless sooner terminated as provided in paragraphs 7.1, 7.2, 7.3, 7.5, 7.6, or 7.7 below.

                           7.1 TERMINATION FOR DEATH. This Agreement shall
terminate automatically upon the Employee's death. With the exception of any benefits under the Company's employee benefit plans which may inure to the benefit of Employee's beneficiaries, upon Employee's death, the Company shall have no further obligations under the terms and conditions of this Agreement.

                           7.2 TERMINATION FOR DISABILITY. The Company and the
Employee acknowledge and agree that the essential functions of the Employee's position are unique and critical to the Company and that a disability condition which causes the Employee to be unable to perform the essential functions of his position with or without reasonable accommodations for a period in excess of one hundred twenty (120) calendar days will constitute an undue hardship on the Company. If the Company determines in good faith upon medical certification and in consultation with Employee and, if necessary or appropriate, with Employee's physician(s), that the Employee is disabled and unable to perform the essential function of his position with or without reasonable accommodations, it may give Employee written notice of its intention to terminate Employee's employment. If Employee's employment is terminated pursuant to this provision during the term of this Agreement, employee shall be entitled to his salary through the date of such termination, and to any other employee benefits maintained or established by the Company for its similarly situated employees.


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                           7.3 TERMINATION FOR CAUSE. The Company may terminate
Employee's employment for cause by written notification citing the specific reasons for termination. For purposes of this Agreement, "Cause" means:

                               (1)  Employee's failure to complete
                                    satisfactorily the Company's routine
                                    pre-employment background check;

                               (2) Employee's conviction of a felony involving moral turpitude or a felony in connection with his employment;

                               (3)  Employee's theft, fraud, embezzlement,
                                    material willful destruction of property or material disruption of the operations of the Company;

                               (4)  Employee's use or possession of illegal
                                    drugs and/or alcohol on Company premises or reporting to work under the influence of same; or

                               (5) Employee's engaging in conduct, in or out of the workplace, which in the Company's reasonable determination has an adverse effect on the reputation or business of the Company; or

Under any such termination for Cause, all rights, benefits, obligation and duties of the parties hereunder shall immediately cease, except any compensation due and owing through the date of termination and/or fringe benefits which have vested on Employee's behalf prior to such termination, if any.

                           7.4 SUSPENSION. In the event Employee engages in
conduct subjecting Employee to potential civil or criminal liability which could have an adverse effect upon the Company's reputation or business or is related to Employee's duties and responsibilities, the Company reserves the right to immediately suspend Employee without pay, pending investigation and/or the outcome of the matter.

                           7.5 TERMINATION BY EMPLOYEE. Employee may terminate
his employment and this Agreement at any time for any or no reason. Employee acknowledges and agrees that a voluntary resignation, termination or retirement by Employee prior to the expiration of this Agreement shall result in the termination of this Agreement and all rights and obligations under this Agreement shall immediately cease, except any fringe benefits which have vested on Employee's behalf prior to such termination.

                           7.6 TERMINATION OTHER THAN FOR CAUSE. The Company may
terminate the Employee for other than Cause at any time during the term of this Agreement, upon not less than thirty (30) days notice. In the event the Company exercises its right to terminate the Employee


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other than for Cause at any time during this Agreement, Employee shall at the time of such termination be entitled to receive (i) his salary through the date of such termination and for a period of one (1) year after such termination.

                           7.7 CHANGE OF CONTROL. If a Change of Control (as
defined in this paragraph) shall occur during the Term of this Agreement, and Employee's employment is not continued by the purchaser or successor, Employee shall at the time of such non-continuation of employment be entitled to receive his salary through the date of such non-continuation and for a period of one (1) year after such non-continuation. For purposes hereof, the term "Change of Control" shall mean (A) the sale of all or substantially all of the assets of the Company, (B) the sale of a majority of the outstanding shares of capital stock of the Company entitled to vote in a single transaction or series of related transactions (except with respect to a public offering of the Company's shares of capital stock), (C) the consummation of a merger, consolidation or similar transaction involving the Company in which the holders of the Company's capital stock immediately prior to the transaction do not retain at least a majority of the voting power of the Company surviving the merger or its parent Company, or (D) the complete liquidation or dissolution of the Company.

                  8. RESTRICTIVE COVENANTS OF EMPLOYEE.

                           8.1 NONCOMPETITION. During the period of Employee's
employment by the Company and, (i) in the case of the termination of Employee's employment under either Section 7.6 or 7.7 hereof, for a period of twelve (12) months thereafter, or (ii) in the case of the termination of Employee's employment under any provision of Section 7 hereof other than Section 7.6 or 7.7, for a period of fifteen (15) months (the "Noncompetition Period"), Employee shall not, directly or indirectly, whether as an individual on his own account, or as a shareholder, partner, joint venturer, director, officer, employee, consultant, creditor and/or agent or otherwise, in any State of the United States in which the Company now or hereafter conducts business:

                  (iii) enter into or engage in any business including, without limitation, for a clinical contract research organization (a " clinical CRO"), or otherwise perform any clinical contract research, which competes with the business now or hereafter carried on by the Company or any parent or subsidiary of, or entity controlled by the Company ("Company Affiliates");

                   (iv) solicit customers, business patronage or orders on behalf of, or perform other services for, any business, including, without limitation, any clinical CRO, which directly or indirectly competes with the business of the Company or any Company Affiliate; or

                    (v) promote or assist, financially or otherwise, any person, firm, association, Company or other entity, including, without limitation, any clinical CRO, engaged in the business which competes with the current or future business of the Company or any Company Affiliates;


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provided, however, that the foregoing covenant shall not be deemed to have been violated solely by (a) the ownership of equity securities of any entity which competes with a future business of the Company or any Company Affiliate, to the extent that such securities are acquired prior to the date that the Company or Company Affiliate commences such future business; or (b) the ownership for investment purposes of less than five percent (5%) of the equity securities of an entity which has equity securities listed on a national securities exchange or publicly traded in the over-the-counter-market.

                           8.2 CONFIDENTIALITY AND WORK PRODUCT. Employee
acknowledges that during his/her employment with the Company he/she has had and will have access to confidential information, knowledge, and data regarding the business of the Company and Company Affiliates, whether received, acquired or developed by him/her or otherwise, including, without limitation, trade secrets, design information, research methods and techniques, scientific data and formulae, pricing data, customer information and all other information or data relevant to the business of the Company (collectively, except any of the foregoing which is at the time generally known to the public and which did not become generally known through the breach of any agreement restricting its disclosure, "Proprietary Information"). Employee further acknowledges that in the course of his/her employment he/she may be producing designs, analyses, recommendations, reports, complications, studies and other worth product, acquiring information on behalf of the Company and any conceive of ideas, innovations, processes and improvements relating to the business of the Company (collectively, "Work Product"). As to the ownership, disclosure and use of Proprietary Information and Work Product, Employee agrees that, from and after the date hereof:

                           (i) he/she will promptly disclose in writing to the Company all Work Product;

                           (ii) all Proprietary Information, all Work Product and all rights therein are and shall be the sole and exclusive property of the Company and all rights or interest of Employee therein are hereby assigned by Employee to the Company, and Employee will cooperate with and assist the Company from time to time, in any manner reasonably requested by the Company, in obtaining title or ownership therein or evidence thereof;

                           (iii) Employee shall not divulge, disclose or communicate to any third party in any manner, directly or indirectly, Proprietary Information or Work Product;

                           (iv) Employee will not use for his/her own benefit or purposes or for the benefit or purposes of any third party or permit or assist, by acquiescence or otherwise, any third party to use in any manner, directly or indirectly, Proprietary Information or Work Product;

                           (v) upon the termination of his/her employment, Employee will promptly deliver to the Company all Proprietary Information and Work Product, including, without limitation, any reproductions, copies, abstracts, summaries or other documents or records of Proprietary Information or Work Product; and


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                           (vi) Following termination of the Noncompetition
         Period, the obligations of Employee in this Section 8.2 shall not apply to Proprietary Information or Work Product of DataTRAK, INC. as it existed on the effective date hereof but shall continue for all Proprietary Information of the Company or any Affiliate, whenever developed, and any Proprietary Information and Work Product of Data TRAK, Inc. for the period after such effective date.

                           8.3 NO INTERFERENCE. During the Noncompetition
Period, Employee agrees that he/she shall not:

                           (i)      take any action which would:

                                    (a) interfere with the contractual
                           relationship of the Company, any Company Affiliate, customers, suppliers, employees or other which relate to the business of the Company or any Company Affiliate; or

                                    (b) induce any employee or representative of
                           the Company or any Company Affiliate not to continue as an employee or representative of the Company or any Company Affiliate;

                           (ii) make remarks or take any other action which disparages or diminishes the reputation of the Company or any Company Affiliate;

                           (iii) without limiting the generality of the foregoing, without the prior written consent of the Chief Executive Officer, directly or indirectly employ, whether as an employee, officer, director, agent, consultant or independent contractor, any person who was an employee, representative, officer or director of the Company or any Company Affiliate at any time during the six-month period prior to the date of such proposed employment; provided, however, that the covenants contained in this clause (iii) shall not apply with respect to such person terminated by action of the Company or any Company Affiliate or who has resigned their position with the Company or any Company Affiliate.

                           8.4 INJUNCTIVE RELIEF. Both parties hereto recognize
that the services to be rendered by Employee to the Company are special, unique and of extraordinary character, that the market for the Company's services and products is worldwide, and that if Employee hereafter fails to comply with the restrictions and obligations imposed upon him/her hereunder, the Company may not have an adequate remedy at law. Accordingly, the Company, in addition to any other rights which it may have, shall be entitled to seek injunctive relief to enforce such restrictions and obligations without the necessity of posting any bond.

                  9. REPRESENTATIONS OF EMPLOYEE. Employee represents and warrants to the Company that he has the capacity to enter into this Agreement that he is not a party to any agreement, arrangement or other understanding with any person or entity which might affect, restrain or conflict with the provisions of this Agreement and/or the services to be provided to the Company by Employee under this Agreement.


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                  10. REFORMATION OF AGREEMENT; SEVERABILITY. In the event that any provision or term of this Agreement is found to be void or unenforceable to any extent for any reason, it is the agreed-upon intent of the parties hereto that all remaining provisions or terms of the Agreement shall remain in full force and effect to the maximum extent permitted and that the Agreement shall be enforceable as if such void or unenforceable provision or term had never been a part hereof.

                  11. ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns. Employee shall not assign this Agreement without the prior written consent of the Company.

                  12. NOTICE. Any notice required to be given under the terms of this Agreement shall be in writing, and mailed to the recipient's last known address or delivered in person. If sent by registered or certified mail, such notice shall be effective when mailed; otherwise, it shall be effective upon delivery.

                  13. ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and replaces or supersedes any previous agreement on such subject matter. It may not be changed orally, but only by agreement, in writing, signed by each of the parties hereto. The terms or covenants of this Agreement may be waived only by a written instrument specifically referring to this Agreement, executed by the party waiving compliance. The failure of the Company at any time, or from time to time, to require performance of any of Employee's obligations under this Agreement shall in no manner affect the Company's right to enforce any provisions of this Agreement at a subsequent time; and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

                  14. HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  15. COUNTERPARTS. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

                  16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the conflict of law provisions thereof.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the dates written below.


Date:   July 1, 1998                       /s/ Marc Shlaes
      ------------------------------       ------------------------------------
                                           Marc Shlaes


                                           COLLABORATIVE CLINICAL RESEARCH, INC.


Date:   July 2, 1998                       By: /s/ Jeffrey A. Green
      ------------------------------          ---------------------------------

                                           Title:  President & CEO
                                                 ------------------------------


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